United States SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania 0-12508 25-1434426

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) of Incorporation)

800 Philadelphia Street, Indiana, PA 15701

(Address of Principal Executive Offices) Zip Code

Registrants' telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On April 26, 2011, S&T Bancorp, Inc. (the "Company") held its 2011 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 27,987,456 shares of the Company's common stock were entitled to vote as of March 15, 2011, the record date for the Annual Meeting. There were 22,035,875 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The shareholders elected sixteen directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	FOR	WITHHELD	BROKER NON-VOTES

John N. Brenzia	18,378,198	645,007	3,012,670
Todd D. Brice	18,294,306	728,899	3,012,670
John J. Delaney	17,878,203	1,145,002	3,012,670
Michael J. Donnelly	17,331,093	1,692,112	3,012,670
William J. Gatti	18,308,037	715,168	3,012,670
Jeffrey D. Grube	18,401,260	621,945	3,012,670
Frank W. Jones	18,402,881	620,324	3,012,670
Joseph A. Kirk	18,391,491	631,714	3,012,670
David L. Krieger	17,664,270	1,358,935	3,012,670
James V. Milano	18,423,966	599,239	3,012,670
James C. Miller	18,313,982	709,223	3,012,670
Alan Papernick	18,414,763	608,442	3,012,670
Robert Rebich, Jr.	18,387,632	635,573	3,012,670
Charles A. Spadafora	18,094,330	928,875	3,012,670
Christine J. Toretti	16,070,891	2,952,314	3,012,670
Charles G. Urtin	18,305,043	718,162	3,012,670

Proposal No. 2 - Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2011

The shareholders voted to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2011. The results of the vote were as follows:

FOR AGAINST ABSTAINING

21,686,699 280,631 68,545

Proposal No. 3 - Advisory Vote on S&T's Executive Compensation

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company's executive officers. The results of the vote were as follows:

FOR AGAINST ABSTAINING BROKER NON-VOTES

17,694,240 1,065,412 263,553 3,012,670

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
May 2, 2011	S&T Bancorp, Inc. /s/ Mark Kochvar Mark Kochvar Senior Executive Vice President and Chief Financial Officer